EXHIBIT 32

CERTIFICATION

        Pursuant to 18 U.S.C. §1350, the undersigned officers of Zions Bancorporation (the “Company”), hereby certify that, to the best of their knowledge, the Company’s Quarterly Report as amended on Form 10-Q/A for the quarter ended June 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

September 29, 2003	/s/ Harris H. Simmons —————————————— Name: Harris H. Simmons Title: Chairman, President and Chief Executive Officer
/s/ Doyle L. Arnold —————————————— Name: Doyle L. Arnold Title: Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.